Exhibit 99.5
Third Amendment to the Master Agreement

October 31, 2012

This is a Third Amendment (the “Second Amendment”) to that certain Master Agreement dated the 12st day of April, 2012 and to the First Amendment to Master Agreement and Second Amendment (collectively the “Agreement”), both also dated April 12, 2012 all of which are executed by and among R&S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company (“R&S”), Dionisio Produce & Farms, LLC, a Colorado limited liability company (“DPF”) and Russell L. Dionisio (“Dionisio”) on the one hand and hereinafter referred to collectively as “Seller” and TR Bessemer, LLC, a Colorado limited liability company (hereinafter “Buyer” or “TR Bessemer”), a wholly-owned entity of Two Rivers Water Company, a Colorado corporation (“TRWC”), on the other hand.

 Seller and Buyer are individually referred to hereinafter as a “Party” and collectively as the “Parties.”  To the extent of any inconsistencies between the terms of this Third Amendment and the Agreement, the terms of this Third Amendment shall control.

Recital

In the First Amendment, the Parties split the closing, as originally defined in the Master Agreement, into two phases.  The first phase was closed on June 15, 2012.  The second phase is scheduled to close October 31, 2012.  The Parties wish to extend the closing date of the Master Agreement, and more specifically the closing dates of the second phase as defined in the First Amendment, to November 2, 2012.
Agreement

In consideration of the foregoing Recital which is incorporated herein by this reference and the covenants contained herein, the Parties agree as follows:

1.	The closing date of the second phase, as defined in the First Amendment, shall be extended to November 2, 2012.
SELLER:

R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company
By:/s/  Russ Dionisio
Title:  Managing Member

Dionisio Produce & Farms, LLC a Colorado limited liability company
By:  /s/ Russ Dionisio
Title:  Managing Member

BUYER:

TR Bessemer, LLC
By:  /s/ Wayne Harding
Title:  Manager

TRWC, INC., a Colorado corporation d/b/a
Two Rivers Water Company
By:  /s/Wayne Harding
Its:  CFO